As filed with the Securities and Exchange Commission on July 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELESTICA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ONTARIO, CANADA	98-0185558
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5140 Yonge Street, Suite 1900
Toronto, Ontario, Canada	M2N 6L7
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

LONG-TERM INCENTIVE PLAN

(FULL TITLE OF THE PLAN)

Arnold & Porter Kaye Scholer LLP
Attention: Managing Attorney
250 West 55th Street, New York, New York 10019-9710

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(212) 836-8000

(Telephone number, including area code, of agent for service)

copies to:

Joel I. Greenberg, Esq. Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, N.Y. 10019-9710 (212) 836-8000	Matthew Merkley, Esq. Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Commerce Court West Toronto, Ontario M5L 1A9 Canada (416) 863-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Celestica Inc. (the “Company”), in accordance with General Instruction E of Form S-8, to register 9,768,852 additional subordinate voting shares issuable to eligible persons under the Company’s amended and restated Long-Term Incentive Plan (the “LTIP”). The contents of the Company’s Registration Statement on Form S-8 (No. 333-9500) filed with the Securities and Exchange Commission (the “Commission”) on October 8, 1998, its Registration Statement on Form S-8 (No. 333-63112) filed with the Commission on June 15, 2001, and its Registration Statement on Form S-8 (No. 333-88210) filed with the Commission on May 14, 2002, are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the following documents:

(a)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 filed with the Commission on March 14, 2022;

(b)	Exhibit 99.1 to the Company’s Report on Form 6-K furnished to the Commission on January 27, 2022, containing the Company’s Unaudited Condensed Consolidated Financial Statements for the quarter and year ended December 31, 2021, and the accompanying notes thereto;

(c)	Exhibit 99.1 and Exhibit 99.2 to the Company’s Report on Form 6-K furnished to the Commission on April 28, 2022, containing the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2022, and its Unaudited Interim Condensed Consolidated Financial Statements for the three months ended March 31, 2022 and the accompanying notes thereto, respectively;

(d)	Exhibit 99.1 and Exhibit 99.2 to the Company’s Report on Form 6-K furnished to the Commission on July 25, 2022, containing the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2022, and its Unaudited Interim Condensed Consolidated Financial Statements for the three and six months ended June 30, 2022 and the accompanying notes thereto, respectively; and

(e)	The description of the Company’s subordinate voting shares contained in its Registration Statement on Form 8-A, effective as of June 29, 1998.

Each of the following documents filed with or furnished to the Commission after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing or furnishing such documents: (i) all Annual Reports on Form 20-F the Company files with the Commission; and (ii) those portions of any Reports on Form 6-K the Company furnishes to the Commission that the Company indicates in such reports are to be deemed incorporated by reference into this Registration Statement.

Any statement contained herein, or in any document (or portion thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed or furnished document (or portion thereof) which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 6.	Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario), a registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity; provided that the individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of such other entity and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual is entitled to indemnification from a registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfilled the conditions set forth above. Under such Act, a registrant may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual must repay the money if the individual does not fulfil the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Ontario), the by-laws of the Company provide for indemnification of a director or officer of the Company, a former director or officer of the Company, or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if he acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the Company’s request. Also, the by-laws provide that the Company may advance money to a director, officer or other person for the costs, charges and expenses of a proceeding referred to above, but the person shall repay the money if the person does not fulfil the conditions set forth above.

The directors and officers of the Company are covered by directors’ and officers’ insurance policies.

Item 8.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Form of Subordinate Voting Share Certificate (1)
4.2	Certificate and Restated Articles of Incorporation effective June 25, 2004 (2)
4.3	Bylaw No. 1 (2)
4.4	Amended and Restated Celestica Long-Term Incentive Plan (3)
5.1	Opinion of Blake, Cassels & Graydon LLP*
5.2	Consent of Blake, Cassels & Graydon LLP (included in opinion filed as Exhibit 5.1)*
23.1	Consent of KPMG LLP, independent registered public accounting firm*
24.1	Power of Attorney (included in the signature page to this Registration Statement)*
107	Filing Fee Table*

* Filed herewith.

(1)	Incorporated by reference to Registration Statement on Form F-3ASR (File No. 333-221144) filed on October 26, 2017.
(2)	Incorporated by reference to Annual Report on Form 20-F filed on March 23, 2010 (File No. 001-14832).

(3)	Incorporated by reference to Annual Report on Form 20-F filed on March 13, 2017 (File No. 001-14832).

Item 9.	Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 26th day of July, 2022.

CELESTICA INC.

By:	/s/ Robert A. Mionis
Robert A. Mionis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Mionis, Mandeep Chawla and Robert Ellis, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Mionis	Director, President and Chief Executive Officer	July 26, 2022
Robert A. Mionis	(Principal Executive Officer)

/s/ Mandeep Chawla	Chief Financial Officer	July 26, 2022
Mandeep Chawla	(Principal Financial Officer and principal accounting officer)

/s/ Michael Wilson	Chair of Board and Director	July 26, 2022
Michael Wilson

/s/ Robert A. Cascella	Director	July 26, 2022
Robert A. Cascella

/s/ Deepak Chopra	Director	July 26, 2022
Deepak Chopra

/s/ Daniel P. DiMaggio	Director	July 26, 2022
Daniel P. DiMaggio

/s/ Laurette T. Koellner	Director	July 26, 2022
Laurette T. Koellner

/s/ Luis A. Müller	Director	July 26, 2022
Luis A. Müller

/s/ Carol S. Perry	Director	July 26, 2022
Carol S. Perry

/s/ Tawfiq Popatia	Director	July 26, 2022
Tawfiq Popatia

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Celestica Inc. in the United States, on the 26th day of July, 2022.

CELESTICA INC.
(Authorized U.S. Representative)

By:	/s/ Robert Ellis
Name: Robert Ellis
Title: Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Blake, Cassels & Graydon LLP

5.2	Consent of Blake, Cassels & Graydon LLP (included in opinion filed as Exhibit 5.1)

23.1	Consent of KPMG LLP, independent registered public accounting firm

107	Filing Fee Table